Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "Other Information" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statements of Additional Information in Post-Effective Amendment No. 690 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our reports dated February 23, 2012 on Africa Index ETF, Brazil Small-Cap ETF, China ETF, Colombia ETF, Egypt Index ETF, Germany Small-Cap ETF, Gulf States Index ETF, India Small-Cap Index ETF, Indonesia Index ETF, Latin America Small-Cap Index ETF, Poland ETF, Russia ETF, Russia Small-Cap ETF, Vietnam ETF, Environmental Services ETF, Gaming ETF, Agribusiness ETF, Coal ETF, Global Alternative Energy ETF, Gold Miners ETF, Junior Gold Miners ETF, Oil Services ETF, Rare Earth/Strategic Metal ETF, RVE Hard Assets Producers ETF, Solar Energy ETF, Steel ETF and Uranium+Nuclear Energy ETF (twenty-seven of the investment funds constituting part of the Market Vectors ETF Trust) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, NY

April 25, 2012